Exhibit 99.1

iPower Schedules Fiscal Third Quarter 2021 Earnings Conference Call

Duarte, CA – June 23, 2021 – iPower Inc (NASDAQ: IPW) (“iPower”, or the “Company”), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced that it will host its quarterly earnings conference call for the third quarter ending March 31, 2021, on Thursday, June 24, 2021, beginning at 4:30 p.m. ET and lasting approximately 1 hour.

To attend the conference call, please dial in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "iPower Earnings Conference Call."

Date:	Thursday, June 24, 2021
Time:	4:30 pm ET/ 1:30 pm PT
US/CANADA Toll-Free Dial-In Number:	(833) 882-8474
Conference ID:	3476576

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at: https://edge.media-server.com/mmc/p/6cmy369a.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

Following the earnings call, a webcast replay will be made available on the Company's website at https://ir.meetipower.com/.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners all of which are fulfilled from its two fulfillment centers in southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

For more information, please contact:

Sherry Zheng

Weitian Group LLC

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com